Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-66452 of Lincoln Benefit Life Company (the "Company") on Form S-3 of our report dated February 4, 2004, relating to the financial statements and the related financial statement schedules of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2003, to its use in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Company), which is part of Registration Statement No. 333-61146 of Lincoln Benefit Life Variable Annuity Account (the "Account"), to the use of our report dated March 31, 2004, relating to the financial statements of the Account also appearing in such Statement of Additional Information, and to the references to us under the heading "Experts" in this Registration Statement and in such Statement of Additional Information.




/s/ Deloitte & Touche LLP

Chicago, Illinois
April 13, 2004